Exhibit 10.5

AGENCY AGREEMENT

September 28, 2007

Kodiak Energy, Inc.
Suite 460, 734 – 7th Avenue SW
Calgary AB  T2P 3P6

Attention:	Mr. Mark Hlady
Chairman and Chief Executive Officer

Dear Sir:

Re:	Private Placement of Common Shares and “Flow-Through” Common Shares

Research Capital Corporation (the “Agent”) understands that Kodiak Energy, Inc. (the “Corporation”) proposes to issue and sell up to 2,700,000 common shares of the Corporation (the “Offered Common Shares”) and up to 2,250,000 common shares of the Corporation issued on a “flow-through” basis pursuant to the Tax Act (as defined below) (the “Flow-Through Shares”).

Subject to the terms and conditions hereof, the Agent agrees to act as, and the Corporation appoints the Agent as, the sole and exclusive agent of the Corporation to offer the Offered Securities (as defined below) for sale on the Closing Date in the Selling Jurisdictions (as defined below) on a private placement basis at a price of US$2.50 per Offered Common Share and US$3.00 per Flow-Through Share and to use its best efforts to secure subscriptions therefor.  The Corporation acknowledges and agrees that the Agent may, but is not obligated to, purchase any of the Offered Securities as principal.

The Agent shall be entitled in connection with the offering and sale of the Offered Securities to retain as sub agents other registered securities dealers and may receive (for delivery to the Corporation at the Closing Time (as defined below)) subscriptions for Offered Securities from Subscribers (as defined below) from other registered dealers.  The fee payable to such sub agents shall be for the account of the Agent.

In consideration for its services hereunder, including the ancillary service of acting as financial advisor to the Corporation in respect of the issue of the Offered Securities and advising on the terms and conditions of the subject private placement, the Agent shall be entitled to the commissions provided for in paragraph 9, which commissions shall be payable from the general corporate funds of the Corporation at the time specified in paragraph 9.  For greater certainty, the services provided by the Agent in connection herewith will not be subject to the Goods and Services Tax provided for in the Excise Tax Act (Canada) and taxable supplies provided will be incidental to the exempt financial services provided. The Agent is also entitled to the Agent’s Warrants (as defined below) provided for in paragraph 9.

The Corporation hereby grants to the Agent an option (the “Over-Allotment Option”), at the Agent’s election exercisable at any time and from time to time up to the Closing Time, to arrange for the issuance and sale of up to an additional 1,400,000 Offered Common Shares (the “Over-Allotment Shares”) for the purpose of covering over-allotments, if any, at the purchase price of US$2.50 per Over-Allotment Share.

1.	Definitions

In this Agreement:

(a)	“Act” means the Income Tax Act (Canada), together with any and all regulations promulgated thereunder, as amended from time to time;

(b)	“Agent’s counsel” means Stikeman Elliott LLP or such other legal counsel as the Agent, with the consent of the Corporation, may appoint;

(c)	“Agent’s Warrants” shall have the meaning ascribed thereto in paragraph 9 of this Agreement;

(d)
“Alternative Transaction” means any equity or debt financing, merger, amalgamation, arrangement, business combination, take-over bid, insider bid, issuer bid, reorganization, joint venture, sale or exchange of all or substantially all of the assets or Common Shares of the Corporation or any similar transaction involving the Corporation with any arm’s length party that is introduced to the Corporation by the Agent in the course of the offering of Offered Securities;

(e)
“Applicable Securities Laws” means all applicable securities, corporate and other laws, rules, regulations, notices and policies applicable in the Selling Jurisdictions and in the United States, and all notices, blanket orders, blanket rulings, rules and policies of the Exchange, the Securities Commissions and the United States Securities and Exchange Commission;

(f)	“Business Day” means a day which is not Saturday or Sunday or a legal holiday in the City of Calgary, Alberta;

(g)
“Canadian Development Expense” or “CDE” means Canadian development expense described in paragraphs (a) or (b) of the definition of “Canadian development expense” in subsection 66.2(5) of the Act or that would be described in paragraph (f) of such definition if the words “paragraphs (a) to (e)” in that paragraph were read as “paragraphs (a) and (b)”, excluding amounts which are prescribed to constitute “Canadian exploration and development overhead expense” under the Act and the amount of any assistance described in paragraph 66(12.62)(a) or  66(12.601)(c) of the Act;

(h)
“Canadian Exploration Expense” or “CEE” means expenses described in paragraph (a) or (d) of the definition of “Canadian exploration expense” in subsection 66.1(6) of the Act or that would be described in paragraph (h) of such definition if the words “paragraphs (a) to (d) and (f) to (g.1)” were read as “paragraphs (a) and (d)”, excluding amounts which are prescribed to constitute “Canadian exploration and development overhead expense” under the Act, the amount of any assistance described in paragraph 66(12.6)(a) of the Act, and any other expense described in paragraph 66(12.6)(b.1) of the Act;

(i)	“Cash Penalty” shall have the meaning ascribed thereto in subparagraph 2(h) of this Agreement;

(j)	“CRA” means the Canada Revenue Agency;

(k)
“Closing Date” means September 27, 2007 or such other date as the Agent and the Corporation may agree and, as the context requires, such subsequent dates as the Agent and the Corporation agree for the purpose of completing subsequent closings;

(l)	“Closing Time” means 7:00 a.m. (Calgary time) or such other time on a Closing Date as the Agent and the Corporation may agree;

(m)	“Commitment Amount” means the amount equal to US$3.00 multiplied by the number of Flow-Through Shares subscribed and paid for pursuant to the applicable Flow-Through Subscription Agreement;

(n)	“Common Shares” means the common shares in the capital of the Corporation;

(o)	“Corporation” means Kodiak Energy, Inc.;

(p)
“Corporation’s counsel” means Borden Ladner Gervais LLP in Canada Golenbock Eiseman Assor Bell and Peskoe in the United States or such other legal counsel as the Corporation, with the consent of the Agent, may appoint;

(q)	“Corporation’s Subsidiaries” has the meaning ascribed thereto in subparagraph 6(c) of this Agreement;

(r)
“Directed Selling Efforts” means “directed selling efforts” as that term is defined in Rule 902 of Regulation S.  Without limiting the foregoing, but for greater clarity, such term means, subject to the exclusions from the definition of “directed selling efforts” contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Offered Securities and includes, without limitation, the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of any of the Offered Securities;

(s)	“Documents” means, collectively:

(i)
the proxy statement of the Corporation dated July 11, 2007 relating to the annual meeting of shareholders of the Corporation held on August 7, 2007 (including without limitation those Annexes attached to the proxy statement);

(ii)	Form 10-QSB – Quarterly Report under Section 13 or 15(d) of the U.S. Securities Act for the quarterly periods ended March 31, 2007 and June 30, 2007;

(iii)	Form 10-KSB - Annual Report under Section 13 or 15(d) of the U.S. Securities Act for the fiscal year ended December 31, 2006;

(iv)	Form 51-101F3 – Report of Management and Directors on Reserves Data and Other Information dated July 18, 2007 for the year ended December 31, 2006;

(v)	Form 51-101F2 – Report on Reserves Data by an Independent Qualified Reserves Evaluator dated July 18, 2007 as prepared by Trimble Engineering Associates Ltd.;

(vi)	Form 51-101F1 – Statement of Reserves Data and Other Oil and Gas Information dated May 22, 2007 for the year ended December 31, 2006;

(vii)	all press releases released by the Corporation since January 1, 2006; and

(viii)	all material change reports or Form 8-K Current Reports pursuant to Section 13 or 15(d) of the U.S. Securities Act filed by the Corporation since January 1, 2007;

(t)	“Environmental Laws” shall have the meaning ascribed thereto in subparagraph 6(ee) of this Agreement;

(u)	“Environmental Permits” shall have the meaning ascribed thereto in subparagraph 6(ff) of this Agreement;

(v)	“Exchange” means the TSX Venture Exchange Inc.;

(w)	“Expenditure Period” means the period commencing on the Closing Date and ending on the earlier of:

(i)	the date on which the Commitment Amount has been fully expended in accordance with the terms of the Flow-Through Subscription Agreements; and

(ii)	December 31, 2008;

(x)
“Financial Statements” means, the consolidated financial statements of the Corporation for the six month period ended June 30, 2007 and the audited consolidated financial statements of the Corporation as at December 31, 2006;

(y)	“Forward-looking Statement” shall have the meaning ascribed thereto in subparagraph 6(uu);

(z)	“Flow-Through Subscription Agreement” means the agreement entered into by a Subscriber for Flow-Through Shares relating to a subscription for Flow-Through Shares which is accepted by the Corporation;

(aa)	“Indemnified Parties” shall have the meaning ascribed thereto in paragraph 16 of this Agreement;

(bb)	“Indemnitor” shall have the meaning ascribed thereto in paragraph 16 of this Agreement;

(cc)	“Interests” shall have the meaning ascribed thereto in subparagraph 6(oo) of this Agreement;

(dd)	“Liabilities” shall have the meaning ascribed thereto in paragraph 16 of this Agreement;

(ee)	“OFAC” shall have the meaning ascribed thereto in subparagraph 6(ddd) of this Agreement;

(ff)
“Offered Common ShareSubscription Agreement” means the agreement entered into by a Subscriber for Offered Common Shares relating to a subscription for Offered Common Shares which is accepted by the Corporation;

(gg)
“Offered Securities” means, collectively, the Offered Common Shares and the Flow-Through Shares and, to the extent the Over-Allotment Option has been or may still be validly exercised, also includes the Over-Allotment Shares;

(hh)	“OTCBB” means the NASDAQ Over-The-Counter Bulletin Board;

(ii)	“principal business corporation” means a principal business corporation as defined in subsection 66(15) of the Act;

(jj)	“Proceedings” shall have the meaning ascribed thereto in paragraph 16 of this Agreement;

(kk)
“Public Record” means all information filed by or on behalf of the Corporation with the securities commissions of the province of Alberta, and the Securities and Exchange Commission in the United States, including without limitation, the Documents and any other information filed with any securities commission in compliance, or intended compliance, with any Applicable Securities Laws;

(ll)	“Qualifying CDE” means an amount of CDE incurred by the Corporation which is eligible for renunciation as CEE under Subsection 66(12.601) of the Act;

(mm)	“Qualifying Expenditures” means expenses that are CEE or Qualifying CDE to be incurred by the Corporation during the Expenditure Period;

(nn)	“Regulation S” means Regulation S under the U.S. Securities Act;

(oo)	“Responses” means the responses delivered on behalf of the Corporation by certain officers of the Corporation at the Due Diligence Session;

(pp)	“Resale Rules” means Multilateral Instrument 45-102 and Companion Policy 45-102CP (Resale of Securities);

(qq)	“Securities Commissions” means the securities commissions or similar regulatory authorities in the Selling Jurisdictions and the United States Securities and Exchange Commission;

(rr)
“Selling Jurisdictions” means the Provinces of Alberta, British Columbia, Ontario and Québec, to the extent permitted herein, and other foreign jurisdictions as the Agent and the Corporation may mutually agree to prior to the Closing Date;

(ss)	“Subscriber” means a person who executes a Subscription Agreement, as applicable, relating to the subscription for Offered Securities which is accepted by the Corporation;

(tt)
“Subscription Agreement” means the Flow-Through Subscription Agreements and the Offered Common Share Subscription Agreements, as applicable, entered into by each Subscriber for Offered Securities and the Corporation in respect of the Subscriber’s subscription for Offered Securities;

(uu)	“subsidiaries” has the meaning ascribed thereto in the Business Corporations Act (Alberta);

(vv)	“Subscriber” means a person who executes a Subscription Agreement relating to a subscription for Offered Securities which is accepted by the Corporation;

(ww)
“Swaps” means any transaction which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross currency rate swap transaction, currency option, forward sale, exchange traded futures contract or any other similar transaction (including any option with respect to any of these transactions or any combination of these transactions);

(xx)	“Thunder Acquisition” means the acquisition by the Corporation on September 28, 2007 of certain petroleum and natural gas rights from Thunder River Energy Inc. pursuant to the Thunder Agreement;

(yy)	“Thunder Agreement” means the Agreement of Purchase and Sale dated September 28, 2007 between the Corporation and Thunder River Energy Inc. in respect of the Thunder Acquisition;

(zz)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“misrepresentation”, “material change” and “material fact” shall have the meanings ascribed thereto under the Applicable Securities Laws of the Selling Jurisdictions, “distribution” means “distribution” or “distribution to the public”, as the case may be, as defined under the Applicable Securities Laws of the Selling Jurisdictions and “distribute” has a corresponding meaning.

The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.  Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.

Unless otherwise expressly provided, all amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

If any provision of this Agreement shall be adjusted by a competent authority to be invalid or for any reason unenforceable, such invalidity or unenforceability shall not affect the validity, enforceability or operation of any other provision herein.

Schedule “A“ -	Form of Agent’s Warrants

2.	Corporation’s Covenants as to Issuance

The Corporation agrees:

(a)
that at each Closing Time, the Offered Securities will be duly and validly created, allotted, reserved and authorized, and upon receiving full payment therefor will be issued as fully paid and non-assessable shares of the Corporation;

(b)	to grant the Over-Allotment Option to the Agent;

(c)	to enter into the Agent’s Warrants substantially in the form provided in Schedule “A“ hereto and grant the Agent’s Warrants in accordance with paragraph 9;

(d)
at each Closing Time, the form and terms of the definitive certificates representing the Offered Securities will have been approved and adopted by the Corporation and comply with all corporate, legal and,  in respect of the form of Common Shares and OTCBB requirements relating thereto;

(e)
to duly punctually and faithfully perform and comply with all the obligations to be performed by it, and all of its covenants and agreements, under and pursuant to this Agreement, the Subscription Agreements and the Agent’s Warrants, including, without limitation, all covenants and agreements of the Corporation relating to or in respect of the incurring and renouncing of Qualifying Expenditures to Subscribers for Flow-Through Shares and all reporting obligations relating thereto;

(f)
to file all necessary forms and reports in connection with the issuance of the Offered Securities hereunder with the appropriate Securities Commissions and other regulatory authorities, including those regulatory authorities in the United States as applicable, such that the resale of the Offered Securities and the Common Shares issuable upon exercise of the Agent’s Warrants shall be subject to no greater than a four month and a day hold period under the Resale Rules in Canada (including the filing thereof on SEDAR);

(g)
to use its best commercial efforts to ensure that by December 29, 2007 it will have obtained listing of the Common Shares on the Exchange, including filing of all necessary documentation in accordance with the requirements of the Exchange in connection with the listing and posting for trade of the Offered Securities and the Common Shares issuable upon exercise of the Agent’s Warrants on the Exchange;

(h)
that should it fail to have its Common Shares (including the Offered Securities and the Common Shares issuable upon exercise of the Agent’s Warrants) listed and posted for trading on the Exchange by December 29, 2007, the Corporation shall pay to the Subscribers, a cash penalty on a pro-rata basis equal to 2% of the aggregate proceeds raised pursuant to the offering of Offered Securities (the “Cash Penalty”).  At the end of each 30-day period subsequent to December 29, 2007, if the Common Shares (including the Offered Securities and the Common Shares issuable upon exercise of the Agent’s Warrants) are not listed and posted for trading on the Exchange, then the Corporation agrees to again pay the Cash Penalty by paying to the Subscribers, cash on a pro-rata basis equal to 2% of the aggregate number of Offered Securities issued pursuant to the offering of Offered Securities;

(i)
to allow the Agent, prior to each Closing Time and during the period from the date hereof until completion of the distribution of the Offered Securities, to conduct all due diligence which the Agent may reasonably require in order to:  (i) confirm the Public Record is accurate, complete and current in all material respects; and (ii) fulfill the Agent’s obligations as registrants.  Without limiting the generality of the foregoing, the Corporation shall, on reasonable notice, make available its directors and senior management and request that its auditors, legal counsel and independent engineers (if applicable) be available to answer any questions which the Agent may have and to participate in one or more due diligence sessions to be held prior to Closing Time (collectively, the “Due Diligence Session”).  The Agent shall distribute a list of written questions to be answered in advance of such Due Diligence Session and the Corporation shall use its reasonable efforts to provide and to have its auditors, legal counsel and independent engineers (if applicable) provide written responses to such questions in advance of the Due Diligence Session.

3.	Corporation’s Covenants as to Changes

The Corporation agrees that:

(a)	during the period of distribution of the Offered Securities, the Corporation will promptly inform the Agent of the full particulars of:

(i)
any material change (actual, anticipated or threatened) in the assets, liabilities (absolute, accrued, contingent or otherwise), business, operations, capital or condition (financial or otherwise) of the Corporation;

(ii)	any change in any material fact contained or referred to in any of the Public Record;

(iii)
the occurrence of a material fact or event which, in any such case, is, or may be, of such a nature as to: i) render any part of the Public Record untrue, false or misleading in a material respect; ii) result in a misrepresentation in any part of the Public Record; or iii)result in any part of the Public Record not complying with Applicable Securities Laws; or

(iv)	the discovery by the Corporation of any misrepresentation in any part of the Public Record or any information provided to the Agent by the Corporation,

provided that if there may be any reasonable doubt as to whether a material change, change, occurrence or event of the nature referred to in this subsection has occurred, the Corporation shall promptly inform the Agent of the full particulars of the occurrence giving rise to the uncertainty and shall consult with the Agent as to whether the occurrence is of such nature;

(b)	during the period of distribution of the Offered Securities, the Corporation will promptly inform the Agent of the full particulars of:

(i)	any request of any Securities Commission or similar regulatory authority for any amendment to any part of the Public Record or for any additional information;

(ii)
the issuance by any Securities Commission or similar regulatory authority or by any other competent authority of any order to cease or suspend trading of any securities of the Corporation or of the institution or threat of institution of any proceedings for that purpose; or

(iii)
the receipt by the Corporation of any communication from any Securities Commission or similar regulatory authority or any other competent authority relating to any part of the Public Record or the distribution of the Offered Securities; and

(c)
during the period of distribution of the Offered Securities, the Corporation will promptly comply, to the reasonable satisfaction of the Agent and the Agent’s counsel, with Applicable Securities Laws with respect to any material change, change, occurrence or event of the nature referred to in subparagraph 3(a) and subparagraph 3(b) and the Corporation will prepare and file promptly at the Agent’s request, acting reasonably, any amendment to any part of the Public Record which in the Agent’s opinion may be reasonably necessary to comply with Applicable Securities Laws and the Corporation shall consult with the Agent with respect to the form and content of any amendment to any part of the Public Record proposed to be filed by the Corporation and shall not file any such amendment without the prior review and approval thereof by the Agent, acting reasonably.

4.	Corporation’s Other Covenants

The Corporation agrees:

(a)
during the period of distribution of the Offered Securities, the Corporation will promptly provide to the Agent for review by the Agent and the Agent’s counsel, prior to filing or issuance of the same, any proposed public disclosure document, including without limitation, any financial statements of the Corporation, report to shareholders, information circular or any press release or material change report;

(b)	that the subscription funds for the Flow-Through Shares will be expended in accordance with the terms of the Flow-Through Subscription Agreements and the provisions hereof;

(c)
it will use the proceeds from the issuance and sale of the Flow-Through Shares to fund the Corporation’s ongoing crude oil and natural gas exploration and development activities, such that an amount equal to the Commitment Amount shall be expended on Qualifying Expenditures in accordance with the Flow-Through Subscription Agreements, and will use the proceeds from the issuance and sale of the Offered Common Shares for other oil and gas exploration and development activities other than those incurred by expending the proceeds from the offering of Flow-Through Shares;

(d)
neither the Corporation, nor its affiliates nor any person acting on its or their behalf have engaged in or will engage in any Directed Selling Efforts in the United States with respect to the Offered Securities;

(e)
neither the Corporation, nor its affiliates nor any person acting on its or their behalf has offered or sold, nor will any of them offer or sell, any Offered Securities except in an offshore transaction in accordance with Rule 903 of Regulation S;

(f)
all certificates representing the Offered Securities shall contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to a registration statement under the U.S. Securities Act, or pursuant to an available exemption therefrom; and that hedging transactions may not be conducted except in compliance with the U.S. Securities Act;

(g)
it shall refuse to register any transfer of the Offered Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption therefrom;

(h)	it shall use its best efforts to maintain its status as a reporting issuer not in default of any Applicable Securities Laws in the province of Alberta until January 1, 2009; and

(i)
to keep proper books, records and accounts of all Qualifying Expenditures and all transactions affecting the Commitment Amounts and the Qualifying Expenditures and to provide such assistance to the Subscribers as may be reasonably required should a dispute arise with respect to the Qualifying Expenditures;

(j)
to incur, during the Expenditure Period, Qualifying Expenditures in such amount as enables the Corporation to renounce to each Subscriber for Flow-Through Shares, as CEE, in accordance with the Act and the applicable Flow-Through Subscription Agreement, Qualifying Expenditures in the amount equal to the Commitment Amount;

(k)
to renounce (in accordance with the Act and the applicable Flow-Through Subscription Agreement) to each Subscriber for Flow-Through Shares, effective on or before December 31, 2007, Qualifying Expenditures to be incurred during the Expenditure Period equal to the Commitment Amount;

(l)
if it does not incur during the Expenditure Period and renounce to each Subscriber for Flow-Through Shares, effective on or before December 31, 2007, Qualifying Expenditures equal to the Commitment Amount, the Corporation shall indemnify each such Subscriber as to, and pay to each such Subscriber, an amount equal to the amount of any tax payable under the Act (and under any corresponding provincial legislation) by the Subscriber for Flow-Through Shares as a consequence of such failure such payment to be made on a timely basis once the amount is definitively determined; provided that nothing in this paragraph shall derogate from any rights or remedies the Subscriber may have at common law with respect to liabilities other than those payable under the Act and any corresponding provincial legislation and for certainty, the foregoing indemnity shall have no force or effect and the Subscriber shall not have any recourse or rights of action to the extent that such indemnity, recourse or rights of action would otherwise cause the Flow-Through Shares to be “prescribed shares” within the meaning of Section 6202.1 of the regulations to the Act;

(m)
to deliver to each Subscriber at the Subscriber’s address set forth in the applicable Flow-Through Subscription Agreement, not later than March 1, 2008, Form T101 Supplementary setting forth the aggregate amounts of Qualifying Expenditures renounced to the Subscriber pursuant to the Flow-Through Subscription Agreement for filing with the Subscriber’s tax return;

(n)
that it will not reduce the amount renounced to each Subscriber for Flow-Through Shares pursuant to subsections 66(12.6) and 66(12.601) of the Act and, in the event that the amount renounced to each such Subscriber pursuant to subsection 66(12.73) of the Act is reduced, the Corporation will indemnify each Subscriber for Flow-Through Shares as to, and pay to each such Subscriber, an amount equal to the amount of any tax payable under the Act (and under any corresponding provincial legislation) by each such Subscriber as a consequence of such reduction, such payment to be made on a timely basis once the amount is definitively determined, provided that nothing in this paragraph shall derogate from any rights or remedies the Subscriber may have at common law with respect to liabilities other than those payable under the Act and any corresponding provincial legislation and for certainty, the foregoing indemnity shall have no force or effect and the Subscriber shall not have any recourse or rights of action to the extent that such indemnity, recourse or rights of action would otherwise cause the Flow-Through Shares to be “prescribed shares” within the meaning of section 6202.1 of the regulations to the Act ;

(o)	to maintain its status as a “principal business corporation” until December 31, 2008;

(p)
that it has not and will not enter into transactions or take deductions which would otherwise reduce its cumulative CEE or cumulative CDE to an extent which would preclude a renunciation of Qualifying Expenditures hereunder and in an amount equal to Commitment Amounts effective on or before December 31, 2007; and

(q)
to file all forms required under the Act necessary to effectively renounce Qualifying Expenditures equal to the Commitment Amount of each Subscriber effective on or before December 31, 2007, and to provide the Subscriber with a copy of all such forms on a timely basis and, in particular, to file with the CRA the form prescribed by subsection 66(12.68) of the Act together with a copy of the Flow-Through Subscription Agreement and any “selling instruments” contemplated by such subsection within the time prescribed by the Act.

5.	Agent’s Covenants

The Agent covenants and agrees with the Corporation that it will:

(a)	use its best efforts to identify Subscribers for the Offered Securities;

(b)
conduct its activities in connection with the proposed offer and sale of the Offered Securities in compliance with all Applicable Securities Laws of the Selling Jurisdictions and cause a similar covenant to be contained in any agreement entered into with any selling dealer group in connection with the distribution of the Offered Securities;

(c)	not solicit subscriptions for Offered Securities, trade in Common Shares or otherwise do any act in furtherance of a trade of Common Shares outside of the Selling Jurisdictions;

(d)	not advertise the proposed offering or sale of the Offered Securities in printed media of general or regular paid circulation, radio or television;

(e)
obtain from each Subscriber an executed Subscription Agreement, including all applicable exhibits thereto and deliver all such Subscription Agreements to the Corporation at least 24 hours prior to the applicable Closing Time;

(f)
obtain from each Subscriber such applicable forms as may be required by the Exchange, the OTCBB or the relevant Securities Commissions and supplied to the Agent for completion in connection with the distribution of the Offered Securities;

(g)
provide to the Corporation as soon as practicable following the applicable Closing Date all information necessary to allow the Corporation to file with each of the Securities Commissions, if required, a report of trade in accordance with securities laws, rules, regulations and policies of the Selling Jurisdictions within 10 days of the applicable Closing Date;

(h)
not offer or sell any Offered Securities, except in accordance with Rule 903 of Regulation S and accordingly, neither the Agent, its affiliates nor any persons acting on its or their behalf will engage in any Directed Selling Efforts in the United States with respect to the Offered Securities; and

(i)
not engage in hedging transactions with regard to the Offered Securities prior to the expiration of the one-year period commencing on the later of the commencement of the offering of Offered Securities and the Closing Date, in each case unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or unless such hedging transactions are pursuant to an exemption therefrom, and they will comply with the “offering restrictions” requirement in Rule 902(g) of Regulation S.

6.	Representations and Warranties of the Corporation

The Corporation represents and warrants to the Agent, and acknowledges that the Agent is relying upon such representations and warranties, that:

(a)
the Corporation has been duly incorporated in the State of Delaware and is organized and is validly subsisting under the laws of the State of Delaware and has all requisite corporate authority and power to carry on its business, as now conducted and as presently proposed to be conducted by it, and to own, lease and operate its properties and assets;

(b)	the Corporation is qualified to carry on business under the laws of each jurisdiction in which it carries on a material portion of its business;

(c)
other than Kodiak Petroleum ULC, Kodiak Petroleum (Montana), Inc. and Kodiak Petroleum (Utah), Inc. (collectively, the “Corporation’s Subsidiaries”) and, the Corporation has no subsidiaries and the Corporation is not affiliated with, nor is it a holding corporation of any other body corporate;

(d)
the Corporation’s Subsidiaries have been duly incorporated and are valid and subsisting in good standing under the laws of their jurisdiction of incorporation and have all requisite corporate power and capacity to carry on their business as now conducted and as presently proposed to be conducted by them and to own, lease and operate their properties and assets;

(e)
all of the issued and outstanding shares in the capital of the Corporation’s Subsidiaries are fully paid and non-assessable and legally and beneficially owned by the Corporation free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever (other than as provided in the credit facilities of the Corporation) and no person holds any securities convertible into or exchangeable for issued or unissued shares of the Corporation’s Subsidiaries or has any agreement, warrant, option, right or privilege (whether pre emptive or contractual) being or capable of becoming an agreement, warrant, option or right for the acquisition of any unissued or issued securities of the Corporation’s Subsidiaries;

(f)
at each Closing Time, the Offered Securities subscribed for will, upon receipt by the Corporation of the consideration therefor, be duly and validly created, authorized and issued as fully paid and non-assessable;

(g)
at each Closing Time, the Common Shares issuable pursuant to the exercise of the Agent’s Warrants granted pursuant to this Agreement will be duly and validly authorized, allotted and reserved for issuance and, upon exercise of such Agent’s Warrants, upon receipt by the Corporation of the consideration therefor, the Common Shares issued pursuant to the Agent’s Warrants will be issued as fully paid and non-assessable;

(h)
the form and terms of the definitive certificates representing the Offered Securities have been approved and adopted by the Corporation and will comply with all corporate and legal requirements relating thereto, including, without limitation, the requirements of the Exchange and the OTCBB and Rule 903 of Regulation S;

(i)
the Corporation is not in default or breach of, and the execution and delivery of, and the performance of and compliance with the terms of, this Agreement, the Agent’s Warrants and the Subscription Agreements and the performance of any of the transactions contemplated hereby (including, without limitation, the grant of the Over-Allotment Option) and thereby by the Corporation, do not and will not result in any breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under any applicable laws which are material to the Corporation or any term or provision of the articles, by laws or resolutions of the directors or shareholders of the Corporation, or any mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which the Corporation is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Corporation, which default or breach might reasonably be expected to materially adversely affect the business, operations, capital or condition (financial or otherwise) of the Corporation (taken as a whole) or its properties or assets;

(j)
the Corporation has full corporate power and authority to grant the Over-Allotment Option and to enter into this Agreement, the Agent’s Warrants and the Subscription Agreements and to perform its obligations set out herein and therein including, without limitation, to issue the Offered Securities, the Agent’s Warrants and the Common Shares to be issued to the Agent upon exercise of the Agent’s Warrants and this Agreement has been, and the Subscription Agreements and Agent’s Warrants will be duly authorized, executed and delivered by the Corporation, and this Agreement is, and the Subscription Agreements, and the Agent’s Warrants will be legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their respective terms subject to the general qualifications that:

(i)	the enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws of general application affecting creditors’ rights;

(ii)	equitable remedies, including the remedies of specific performance and injunctive relief, are available only in the discretion of the applicable court;

(iii)	the enforceability of any provision exculpating a party from liability or duty otherwise owed by it may be limited under applicable law;

(iv)
the enforceability of provisions which purport to sever any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of such document would be determined only in the discretion of the court;

(v)	the equitable or statutory powers of the courts in Canada having jurisdiction to stay proceedings before them and the execution of judgments;

(vi)
rights to indemnity and contribution hereunder may be limited under applicable law and may not be ordered by a court on grounds of public policy and may therefore not be available in particular instances;

(vii)	the enforceability may be limited by applicable laws regarding limitation of actions; and

(viii)
the costs of and incidental to proceedings authorized to be taken in court or before a judge are within the discretion of the court or judge before which such proceedings are brought and a court or judge has full power to determine by whom and to what extent the costs of such proceedings will be paid;

(k)
other than as disclosed in the Documents, there has not been any materially adverse change in the assets, liabilities or obligations (absolute, contingent or otherwise) of the Corporation from the position set forth in the Financial Statements and there has not been any material adverse change in the business, operations, capital or condition (financial or otherwise) or results of the operations of the Corporation since January 30, 2006; and since January 30, 2006 there have been no material facts, transactions, events or occurrences which could materially adversely affect the capital, assets, liabilities (absolute, accrued, contingent or otherwise), business, operations or condition (financial or otherwise) or results of the operations of the Corporation which have not been publicly disclosed;

(l)
the Financial Statements fairly present in all material respects, in accordance with generally accepted accounting principles in the United States, consistently applied, the financial position and condition of the Corporation at the dates thereof and the results of the operations of the Corporation for the periods then ended and reflect all assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Corporation as at the dates thereof that are required to be disclosed therein in accordance with generally accepted accounting principles in the United States;

(m)
there are no actions, suits, proceedings or inquiries, including, to the best of the Corporation’s knowledge, information and belief, after due inquiry, pending or threatened against or affecting the Corporation or the Corporation’s Subsidiaries at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any way materially adversely affects, or may in any way materially adversely affect, the assets, business, operations or condition (financial or otherwise) of the Corporation or the Corporation’s Subsidiaries (taken as a whole) or which affects or may affect the distribution of the Offered Securities;

(n)
the Corporation or the Corporation’s Subsidiaries are not a party to or bound by any agreement of guarantee, indemnification (other than an indemnification of directors and officers in accordance with the bylaws of the Corporation or the Corporation’s Subsidiaries and applicable laws and indemnities in favour of Subscribers pursuant to the Flow-Through Subscription Agreements or in favour of subscribers for “flow-through” Common Shares issued by the Corporation and other indemnities in favour of agents or underwriters in connection with an issuance of securities on like transactions and other than standard indemnities in favour of purchasers of assets in purchase and sale agreements and indemnities and guarantees in favour of the Corporation’s bankers) or any other like commitment of the obligations, liabilities (contingent or otherwise) of indebtedness of any other person;

(o)
other than as disclosed in the Documents, the Corporation and the Corporation’s Subsidiaries do not have any loans or other indebtedness outstanding which have been made to or from any of its shareholders, officers, directors or employees or any other person not dealing at arm’s length with the Corporation or the Corporation’s Subsidiaries that are currently outstanding;

(p)
other than as disclosed in the Documents, no officer, director, employee or any other person not dealing at arm’s length with the Corporation or the Corporation’s Subsidiaries or, to the knowledge of the Corporation, any associate or affiliate of any such person, owns, has or is entitled to any royalty, net profits interest, carried interest or any other encumbrances or claims of any nature whatsoever which are based on production from the Corporation’s or the Corporation’s Subsidiaries properties or assets or any revenue or rights attributed thereto;

(q)
other than as disclosed in the Documents, none of the directors or senior officers of the Corporation, or to the knowledge of the Corporation, any “associate” or “affiliate” of any of the foregoing persons or companies (as such terms are defined in the Securities Act (Alberta)), has or has had any material interest, direct or indirect, in any continuing or existing material transaction or has any material interest, direct or indirect, in any proposed material transaction which is material to or will materially affect the Corporation;

(r)
the information and statements set forth in the Public Record, as it relates to the Corporation and the Corporation’s Subsidiaries, were in all material respects, true, correct, and complete and did not contain any misrepresentation, as of the respective dates of such information or statements, and no material change has occurred in relation to the Corporation or the Corporation’s Subsidiaries which is not disclosed in the Public Record, and the Corporation has not filed any confidential material change reports which continue to be confidential;

(s)
other than as disclosed in the Documents, no event of material default under any agreement or instrument pursuant to which indebtedness of the Corporation has been issued, has occurred, and no event which with the giving of notice or the passage of time or both would constitute an event of material default under any such agreement or instrument has occurred and is continuing;

(t)
the authorized capital of the Corporation consists of 300,000,000 with par value of US$0.001 per share, of which prior to the issuance of the Offered Securities, 93,284,828 Common Shares are outstanding, which shares are validly issued and fully paid and non-assessable shares;

(u)
no person, firm, corporation or other entity holds any securities convertible or exchangeable into securities of the Corporation or now has any agreement, warrant, option, right or privilege (whether pre emptive or contractual) being or capable of becoming an agreement for the purchase, subscription or issuance of any unissued shares or other securities (including convertible securities) of the Corporation other than:

(i)
stock options to acquire up to 2,035,000 Common Shares at prices ranging from US$1.28 to US$2.74 per share until August 1, 2010, currently issued to directors, officers, employees and consultants of the Corporation; and

(ii)
share purchase warrants to acquire up to 4,437,000 Common Shares at an exercise prices ranging from US$1.50 to US$2.70 per share issued pursuant to private placements expiring on or before May 10, 2004;

(v)	the issued and outstanding Common Shares currently are trading on the OTCBB;

(w)
the Corporation has made application to list and post for trading its Common Shares (including the Offered Securities and the Common Shares issuable upon exercise of the Agent’s Warrants) on the Exchange;

(x)
other than as disclosed to the Agent that the Corporation and the Corporation's Subsidiaries have not filed Federal U.S. Income Tax returns in 2005 and 2006 as required, provided that the Corporation represents and warrants that no taxes, charges, penalties, interest or other fines are or will be payable in respect of any periods for which returns have not been filed and with such exceptions as are not material to the Corporation, the Corporation and the Corporation's Subsidiaries have duly and on a timely basis filed all tax returns required to be filed by them, has paid all taxes due and payable by them and has paid all assessments and re-assessments and all other taxes, governmental charges, penalties, interest and other fines due and payable by them and which are claimed by any governmental authority to be due and owing and adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by the Corporation or the Corporation's Subsidiaries and to the knowledge of the Corporation there are no actions, suits, proceedings, investigations or claims threatened or pending against the Corporation or the Corporation's Subsidiaries in respect of taxes, governmental charges or assessments or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority;

(y)
the minute books of the Corporation and the Corporation’s Subsidiaries as provided to the Agent’s counsel are materially true and correct and contain the minutes of all meetings and all the resolutions of directors and shareholders thereof;

(z)
the books of account and other records of the Corporation and the Corporation’s Subsidiaries, whether of a financial or accounting nature or otherwise, have been maintained in accordance with prudent business practices;

(aa)
the Corporation is a “reporting issuer” in the province of Alberta within the meaning of the Applicable Securities Laws in such province, has held that status without interruption or suspension in that jurisdiction since August 27, 2007 and is not in default of any requirements of Applicable Securities Laws thereof;

(bb)	Olde Monmouth Stock Transfer Co. Inc. at its office in Atlantic Highlands, New Jersey is the duly appointed registrar and transfer agent of the Corporation with respect to the Common Shares;

(cc)
the Corporation and the Corporation’s Subsidiaries have conducted and are conducting their business in compliance in all material respects with all applicable laws, rules and regulations and, in particular, all applicable licensing and environmental legislation, regulations or by laws or other lawful requirement of any governmental or regulatory bodies applicable to the Corporation and the Corporation’s Subsidiaries in each jurisdiction in which they carry on business and hold all licences, registrations and qualifications in all jurisdictions in which they carry on business which are necessary or desirable to carry on the business of the Corporation and the Corporation’s Subsidiaries, as now conducted and as presently proposed to be conducted, and all such licenses, registrations or qualifications are valid and existing and in good standing and none of such licenses, registrations or qualifications contains any burdensome term, provision, condition or limitation which has or is likely to have any material adverse effect on the business of the Corporation and the Corporation’s Subsidiaries as now conducted or as proposed to be conducted;

(dd)
any and all operations of the Corporation and the Corporation’s Subsidiaries and, to the best of the Corporation’s knowledge, any and all operations by third parties, on or in respect of the assets and properties of the Corporation and the Corporation’s Subsidiaries, have been conducted in all material respects in accordance with good oilfield practices;

(ee)
to the Corporation's knowledge, the Corporation and the Corporation’s Subsidiaries have been and are in material compliance with all applicable federal, provincial, state, municipal and local laws, statutes, ordinances, by laws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, domestic or foreign, (“Environmental Laws”) relating to the protection of the environment, occupational health and safety or the processing, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substance;

(ff)
in respect of their properties and assets in which the Corporation or the Corporation’s Subsidiaries are an operator, the Corporation and the Corporation’s Subsidiaries have obtained all material licences, permits, approvals, consents, certificates, registrations and other authorizations under Environmental Laws (the “Environmental Permits”) necessary for the operation of their projects as currently operated and each Environmental Permit is valid, subsisting and in good standing and the holders of the Environmental Permits are not in default or breach thereof and no proceeding is pending or threatened to revoke or limit any Environmental Permit, except in each case where the result would not have a material adverse effect on the Corporation and the Corporation’s Subsidiaries on a consolidated basis;

(gg)
to the Corporation’s knowledge, in respect of their property and assets in which the Corporation or the Corporation’s Subsidiaries are not an operator, the Corporation and the Corporation’s Subsidiaries have obtained all Environmental Permits necessary for the operation of their projects as currently operated and each Environmental Permit is valid, subsisting and in good standing and the holders of the Environmental Permits are not in default or breach thereof and no proceeding is pending or threatened to revoke or limit any Environmental Permit, except in each case where the result would not have a material adverse effect on the Corporation and the Corporation’s Subsidiaries on a consolidated basis;

(hh)
none of the Corporation and the Corporation’s Subsidiaries (including, if applicable, any predecessor companies thereof) have received any notice of, or been prosecuted for an offence alleging, material non-compliance with any Environmental Laws, and none of the Corporation and the Corporation’s Subsidiaries (including, if applicable, any predecessor companies) have settled any allegation of material non-compliance short of prosecution.  There are no orders or directions relating to environmental matters requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of the Corporation and the Corporation’s Subsidiaries nor have the Corporation or the Corporation’s Subsidiaries received notice of any of the same and which orders directions or notices remain outstanding as unresolved;

(ii)
no Securities Commission or any other securities commission or similar regulatory authority or the OTCBB has issued any order preventing or suspending trading of any securities of the Corporation, the Corporation is not in default of any requirement of Applicable Securities Laws that would have a material effect on this offering or the Corporation and the Corporation is entitled to avail itself of the applicable prospectus exemptions available under such Applicable Securities Laws in Canada in respect of the trades in the Offered Securities to Subscribers as contemplated by this Agreement;

(jj)	to the knowledge of the Corporation after due inquiry, as at the date of this Agreement, no insider of the Corporation has a present intention to sell any securities of the Corporation held by it;

(kk)
the Corporation has filed a Form 51-101F1 – Statement of Reserves Data and Other Oil and Gas Information for the year ended December 31, 2006 and a Form 51-101F3 – Report of Management and Directors on Reserves Data and Other Information for the year ended December 31, 2006 and such reports were correct as of the respective effective date thereof;

(ll)
the Corporation made available to Trimble Engineering Associates Ltd., in connection with the issuance of Form 51-101F2 - Report on Reserves Data by an Independent Qualified Reserves Evaluator dated July 18, 2007 with respect to the Corporation’s petroleum and natural gas properties, for the purpose of preparing such document, all information requested by Trimble Engineering Associates Ltd., which information did not contain any material misrepresentation at the date such information was provided.  The Corporation has no knowledge of any material adverse change in any information provided to Trimble Engineering Associates Ltd. since the date that such information was provided;

(mm)
the document as prepared by Trimble Engineering Associates Ltd. as described in subparagraph 6(ll) above considers and reports on all material petroleum and natural gas properties of the Corporation as at the effective date of that document;

(nn)
the Corporation made available to Chapman Petroleum Engineering Ltd., in connection with the issuance of the engineering report of Chapman Petroleum Engineering Ltd. dated August 1, 2007 with respect to the Corporation’s petroleum and natural gas properties in the Northwest Territories, for the purpose of preparing such document, all information requested by Chapman Petroleum Engineering Ltd., which information did not contain any material misrepresentation at the date such information was provided.  The Corporation has no knowledge of any material adverse change in any information provided to Chapman Petroleum Engineering Ltd. since the date that such information was provided;

(oo)	although it does not warrant title:

(i)
the Corporation does not have reason to believe that it and the Corporation’s Subsidiaries do not have title to or the irrevocable right to produce and sell their petroleum, natural gas and related hydrocarbons (for the purposes of this clause, the foregoing are referred to as the “Interests”) and does represent and warrant that the Interests are free and clear of adverse claims created by, through or under the Corporation and the Corporation’s Subsidiaries, except as disclosed in the Public Record or those arising in the ordinary course of business (including, without limitation, security interests and charges by way of security granted to the Corporation’s and the Corporation’s Subsidiaries senior lender(s)), which are not material in the aggregate, and, to the knowledge of the Corporation and the Corporation’s Subsidiaries, the Corporation holds their Interests under valid and subsisting leases, licenses, permits, concessions, concession agreements, contracts, subleases, reservations or other agreements; and

(ii)
to the Corporation’s knowledge, there are no material defects, failures or impairments in the title of the Corporation and the Corporation’s Subsidiaries to their oil and gas properties, whether or not an action, suit, proceeding or inquiry is pending or threatened and whether or not discovered by any third party, which in aggregate could have a material adverse affect on: (A) the quantity and pre tax present worth values of the oil and gas reserves of the Corporation shown in the technical reports for the Corporation’s petroleum and natural gas properties; (B) any current production of the Corporation; or (C) the current cash flow of the Corporation;

(pp)	the Corporation is a principal business corporation as defined in subparagraph 1(ee) of this Agreement;

(qq)	the Corporation is carrying on business in Canada for the purposes of the Act;

(rr)	the Offered Securities do not constitute “United States real property interests” within the meaning of the Internal Revenue Code of the United States;

(ss)
except as a result of any agreement or arrangement to which the Corporation is not a party or of which it has no knowledge, upon issuance pursuant to the provisions of the Flow-Through Subscription Agreements, the Flow-Through Shares will be “flow-through shares’’ as defined in subsection 66(15) of the Act and such Flow-Through Shares will not constitute “prescribed shares” for the purpose of Regulation 6202.1 included in the Regulations to the Act;

(tt)	the Corporation currently has no Swaps outstanding;

(uu)
the Responses are true and correct where they relate to matters of fact, and the Corporation and its directors and officers have responded in a thorough and complete fashion.  Where the Responses reflect the opinion or view of the Corporation or its directors or officers (including Responses or portions of such Responses which are forward-looking or otherwise relate to projections, forecasts or estimates of future performance or results (operating, financial or otherwise) (“Forward-looking Statements”)), such opinions or views are subject to the qualifications set forth in the Responses and were honestly held and believed to be reasonable at the time they were given; provided, however, it shall not constitute a breach of this subparagraph, solely if the actual results vary or differ from those contained in Forward-looking Statements;

(vv)
the Corporation has not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder’s fees, agent’s commission or other forms of compensation with respect to the transactions contemplated herein for which the Corporation will have any liability or obligation except as provided herein;

(ww)	the Corporation does not have in place a shareholder rights protection plan;

(xx)
the Corporation is not a party to any unanimous shareholders agreement and to its actual knowledge, neither the Corporation nor any of its shareholders is a party to any unanimous shareholders agreement, pooling agreement, voting trust or other similar type of arrangements in respect of outstanding securities of the Corporation;

(yy)
the Corporation has not entered into any agreements or made any covenants with any parties with respect to the renunciation of CEE or CDE, which amounts have not been fully expended and renounced as required thereunder;

(zz)	the representations and warranties of the Corporation in the Subscription Agreements are, or will be at the Closing Date, true and correct;

(aaa)
the Corporation has not entered into any agreements or made any covenants with any parties that would restrict the Corporation from entering into the Flow-Through Subscription Agreements and agreeing to incur and renounce Qualifying Expenditures in accordance with the Flow-Through Subscription Agreements, nor that would require the prior renunciation to any other person of Qualifying Expenditures prior to the renunciation of the aggregate Commitment Amount in favour of the Subscribers and the Corporation has no outstanding obligations to incur and renounce Qualifying Expenditures to any persons;

(bbb)
no approval, authorization, consent or other order of any governmental authority is required in connection with the execution and delivery or the performance by the Corporation of this Agreement (including, without limitation, the grant of the Over-Allotment Option), the Agent’s Warrants, and the Subscription Agreements;

(ccc)
neither the Corporation nor the Corporation’s Subsidiaries have, directly or indirectly: (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction; or (ii) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Canada Corruption of Foreign Public Officials Act (Canada) or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Corporation or the Corporation’s Subsidiaries and their respective operations and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation;

(ddd)
none of the Corporation, the Corporation’s Subsidiaries or, to the knowledge of the Corporation, any director, officer, agent, employee, affiliate or person acting on behalf of the Corporation and/or the Corporation’s Subsidiaries (or all of them) have been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and the Corporation will not directly or indirectly use any proceeds of the distribution of the Offered Securities, or lend, contribute or otherwise make available such proceeds to the Corporation and the Corporation’s Subsidiaries or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person targeted by any of the sanctions of the United States administered by OFAC;

(eee)	the Corporation has not completed any private placements that would preclude the Corporation from relying upon any exemptions contemplated by the Subscription Agreements; and

(fff)
all necessary steps, procedures and conditions (including all conditions to closing pursuant to the Thunder Agreement) have been fulfilled or waived to close the Thunder Acquisition, subject to US$900,000 being paid by the Corporation to Thunder River Energy Inc.

7.	Conditions

The obligations of the Agent hereunder shall be conditional upon the Agent receiving, and the Agent shall have the right on the Closing Date on behalf of Subscribers for Offered Securities to withdraw all Subscription Agreements delivered and not previously withdrawn by Subscribers unless the Agent receives, on or before each Closing Date:

(a)
favourable legal opinions of the Corporation’s counsel addressed to the Agent and the Subscribers, in form and substance reasonably satisfactory to the Agent, with respect to such matters as the Agent may reasonably request relating to the offering of the Offered Securities, as applicable, including, without limitation, that:

(i)
the Corporation has been duly incorporated in Delaware, is validly subsisting and has all requisite corporate power and authority to carry on its business as now conducted by it and to own its properties and assets and is qualified to carry on business in Delaware;

(ii)
the Corporation has full corporate power and authority to enter into this Agreement, the Agent’s Warrants and the Subscription Agreements and this Agreement, the Subscription Agreements and the Agent’s Warrants have been duly authorized by the Corporation and constitute legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their respective terms subject to normal qualifications including those relating to creditors’ rights generally and except that rights to indemnity may be limited by applicable law;

(iii)
the execution and delivery of this Agreement, the Agent’s Warrants, and the Subscription Agreements, and the fulfilment of the terms hereof and thereof by the Corporation, and the performance of and compliance with the terms of this Agreement (including, without limitation, the grant of the Over-Allotment Option), the Agent’s Warrants and the Subscription Agreements by the Corporation do not and will not result in a breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under, (i) any laws in the Province of Alberta; (ii) any term or provision of the articles or by laws of the Corporation, or (iii) so far as counsel is aware, any mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which the Corporation is a party or by which the Corporation is bound on the Closing Date, which might reasonably be expected to materially adversely affect the business, operations, capital or condition (financial or otherwise) of the Corporation or the Corporation’s Subsidiaries (taken as a whole) or its properties or assets;

(iv)
all Applicable Securities Laws in connection with the creation, offering, issuance and sale of the Offered Securities and the creation, issuance and delivery of the Agent’s Warrants have been complied with;

(v)
in reliance upon a certificate of an officer of the Corporation, except as a result of any agreement to which the Corporation is not a party and of which the Corporation has no knowledge, the Flow-Through Shares, at the time of issuance, will be Flow-Through shares as defined in subsection 66(15) of the Act and will not constitute “prescribed shares” for purposes of Regulation 6202.1 of the Regulations of the Act;

and additionally, relating to:

(vi)
the first trade in the Offered Securities (including any Over-Allotment Shares issuable upon exercise of the Over-Allotment Option) and the Common Shares received upon exercise of the Agent’s Warrants;

and as to all other legal matters as the Agent or Agent’s counsel may reasonably request, including, compliance with Applicable Securities Laws in any way connected with the creation, issuance, sale and delivery of the Offered Securities, the first trade of the Offered Securities and the Common Shares issuable upon exercise of the Agent’s Warrants, being subject to a hold period, including a four month and a day hold period under Applicable Securities Laws in the Selling Jurisdictions (subject to the conditions provided for under the Resale Rules).  It is understood that the respective counsel may rely on the opinions of local counsel acceptable to them as to matters governed by the laws of jurisdictions other than Alberta, British Columbia, Ontario or Québec and on certificates of officers of the Corporation and the auditors of the Corporation and the registrar and transfer agent of the Common Shares as to relevant matters of fact;

(b)
a certificate of the Corporation dated the Closing Date, addressed to the Agent and the Agent’s counsel and signed on the Corporation’s behalf by its Chief Executive Officer and Chief Financial Officer (or other senior officer of the Corporation acceptable to the Agent), certifying that:

(i)	the Corporation has complied with and satisfied all terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Closing Time;

(ii)
the representations and warranties of the Corporation set forth in this Agreement are true and correct at the Closing Time, as if made at such time except for any increase in the number of issued Common Shares resulting from the exercise of stock options or share purchase warrants referred to in subparagraph 6(u) of this Agreement;

(iii)
no event of a nature referred to in subparagraphs 12(a), (b), (c) or (d) has occurred or to the knowledge of such officers is pending, contemplated or threatened, excluding with respect to subparagraphs 12(b), (c) and (d) of this Agreement any obligation to make a determination as to the Agent’s opinion; and

(iv)
the Corporation has made or obtained on or prior to the Closing Time, all necessary filings, approvals, consents and acceptances of applicable regulatory authorities and under any applicable agreement or document to which the Corporation is a party or by which it is bound, required for the execution and delivery of this Agreement, the offering and sale of the Offered Securities and the consummation of the other transactions contemplated hereby (subject to completion of filings with certain regulatory authorities following the applicable Closing Date, and the Agent shall have no knowledge to the contrary;

(c)
definitive certificates representing, in the aggregate, all of the Offered Securities, issued on the applicable Closing Date and registered in such name or names as the Agent shall notify the Corporation in writing not less than twenty-four (24) hours prior to each Closing Time;

(d)
evidence satisfactory to the Agent that the Corporation has made application to list and post for trading its Common Shares (including the Offered Securities and the Common Shares issuable upon exercise of the Agent’s Warrants) on the Exchange;

(e)
evidence satisfactory to the Agent that all necessary steps, procedures and conditions (including all conditions to closing pursuant to the Thunder Agreement) have been fulfilled or waived to close the Thunder Acquisition, subject to US$900,000 being paid by the Corporation to Thunder River Energy Inc.; and

(f)	copies of the Subscription Agreements delivered by the Agent and duly executed by the Corporation, each in form and substance reasonably satisfactory to the Agent and the Agent’s counsel.

8.	Closing

(a)
The sale of the Offered Securities shall be completed at the Closing Time at the offices of Corporation’s counsel in Calgary, Alberta or at such other place as the Corporation and the Agent may agree.  Subject to the conditions set forth in paragraph 7, the Agent, on the applicable Closing Date, shall deliver to the Corporation:

(i)	all duly executed and properly completed Subscription Agreements; and

(ii)
a certified cheque(s) or bank draft(s) payable to the Corporation at par in Calgary in an amount equal to US$3.00 for each Flow-Through Share and US$2.50 for each Offered Common Share issued hereunder or effect payment in such other manner as the Corporation and the Agent may agree;

against delivery by the Corporation:

(i)
the opinions, certificates and documents referred to in paragraph 7, including but not limited to the definitive certificates referred to in subparagraph 7(c) for the Offered Securities subscribed for;

(ii)
to the Agent of a certified cheque or bank draft payable to “Research Capital Corporation” at par in Calgary in an amount equal to the aggregate commissions as calculated pursuant to subparagraphs 9(a)(i) and 9(a)(ii);

(iii)	to the Agent, the Agent’s Warrants as granted pursuant to subparagraph 9(a)(iii); and

(iv)	of such further documentation as may be contemplated by this Agreement or that may reasonably be requested by Agent’s counsel.

9.	Commissions and Agent’s Warrants

In consideration for services of the Agent hereunder the Corporation agrees:

(a)	at each Closing Time:

(i)
to pay to the Agent, in the aggregate, a corporate finance fee equal to 2.0% of the gross subscription proceeds from the issue and sale of the Offered Securities subscribed for (including any Over-Allotment Shares subscribed for and any Offered Securities purchased by the Agent as principal, if any) and for which subscription is accepted by the Corporation;

(ii)
to pay to the Agent, in the aggregate, a cash commission equal to 6.0% of the gross proceeds from the issuance and sale of the Offered Securities subscribed for (including any Over-Allotment Shares subscribed for and any Offered Securities purchased by the Agent as principal, if any) and for which subscription is accepted by the Corporation; and

(iii)
to grant to the Agent, in the aggregate, warrants (the “Agent’s Warrants”) entitling the Agent to acquire, upon exercise by the Agent in accordance with the terms of such Agent’s Warrants, that number of Common Shares equal to:

(A)
8.0% of the number of Offered Common Shares subscribed for (including any Over-Allotment Shares subscribed for and any Offered Securities purchased by the Agent as principal, if any) and for which subscription is accepted by the Corporation, at a price of US$2.50 per Common Share expiring 18 months from the applicable Closing Date; and

(B)
8.0% of the number of Flow-Through Shares subscribed for (including any Flow-Through Shares purchased by the Agent as principal, if any) and for which subscription is accepted by the Corporation, at a price of US$3.00 per Common Share expiring 18 months from the applicable Closing Date.

The form of the Agent’s Warrants will be substantially in the form as attached as Schedule “A”.

The Agent agrees it will prepare a sponsorship report and/or a prospectus, if required, to assist the Corporation in becoming publicly listed in Canada on the Exchange and that the Corporation will provide any such sponsorship report and/or prospectus to the Corporation at a cost of $25,000, payable upon the listing of the Corporation to the Exchange and deductible from the corporate finance fee and cash commission payable by the Corporation pursuant to subparagraphs 9(a)(i) and 9(a)(ii) of this Agreement, respectively, on a pro-rata basis.

10.	Expenses

Whether or not the transactions contemplated herein shall be completed, all costs and expenses of or incidental to the creation and distribution of the Offered Securities shall be borne by the Corporation, including, without limitation:

(a)	the fees and expenses of the Corporation’s counsel and of agent counsel retained by the Corporation or the Corporation’s counsel;

(b)	the fees and expenses of the Corporation’s auditor and independent engineers;

(c)	fees of any stock exchange or Securities Commission;

(d)	any other filing fees;

(e)	all out-of-pocket expenses of the Agent plus any applicable provincial sales tax and Goods and Services Tax; and

(f)	the fees of the Agent’s counsel plus disbursements and Goods and Services Tax.

11.	Waiver

Either party to this Agreement may waive in whole or in part any breach of, default under or non-compliance with any representation, warranty, term or condition hereof on the part of the other party, or extend the time for compliance therewith, without prejudice to any of its rights in respect of any other representation, warranty, term or condition hereof or any other breach of, default under or non-compliance with any other representation, warranty, term or condition hereof, provided that any such waiver or extension shall be binding on the waiving party only if the same is in writing.

12.	Termination Events

The Agent may terminate their obligations hereunder, by written notice to the Corporation, in the event that after the date hereof and at or prior to the applicable Closing Time:

(a)
any order to cease or suspend trading in any securities of the Corporation, or prohibiting or restricting the distribution of the Offered Securities is made, or proceedings are announced or commenced for the making of any such order, by any Securities Commission or similar regulatory authority, OTCBB, stock exchange or by any other competent authority, and has not been rescinded, revoked or withdrawn;

(b)
a change of law or the interpretation or administration thereof in the Applicable Securities Laws has occurred or an inquiry, action, suit, investigation or other proceeding (whether formal or informal) is announced, commenced or threatened (and has not been rescinded, revoked or withdrawn) by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including the OTCBB or any securities regulatory authority), or Securities Commission, stock exchange or similar regulatory authority, or any order is issued in relation to the Corporation, any of its affiliates, or any of its directors or officers or any of the Corporation’s securities (other than any such inquiry, action, suit, investigation or proceeding relating solely to the Agent) which in the opinion of the Agent, acting reasonably, seriously adversely affects, or involves, or will materially adversely affect or involve, the financial markets or the business, operations or affairs of the Corporation or the marketability of the Offered Securities;

(c)
there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation, or any occurrence of any nature whatsoever, which, in the sole opinion of the Agent, acting reasonably, materially adversely affects, or involves, or will materially adversely affect or involve, the financial markets or the business, operations or affairs of the Corporation or the state of the financial markets is such that the Offered Securities cannot, in the opinion of the Agent be successfully or profitably marketed;

(d)
there should occur any material change, change of a material fact, occurrence or event of the nature referred to in subparagraph 3(a) or any development that could result in a material change or change of a material fact in which, in the opinion of the Agent as determined by the Agent in their sole discretion, acting reasonably, could reasonably be expected to have a material adverse effect on the business, operations or affairs of the Corporation or value or the marketability of the Offered Securities;

(e)
the Agent, acting reasonably, determines that the Corporation shall be in breach of, default under or non-compliance in any material respect with any material representation, warranty, term or condition of this Agreement or the Subscription Agreements;

(f)	the state of the financial markets is such that, in the opinion of the Agent, acting reasonably, it would be unprofitable to offer or continue to offer the Offered Securities for sale; or

(g)
the Agent shall become aware, as a result of their due diligence review or otherwise, of any adverse material change with respect to the Corporation (in the sole opinion of the Agent, acting reasonably) which had not been disclosed to the Agent prior to the date hereof.

13.	Continuation of Termination Right

The Agent may exercise any or all of the rights provided for in paragraphs 7, 11 or 12 notwithstanding any material change, change, event or state of facts and notwithstanding any act or thing taken or done by the Agent or any inaction by the Agent, whether before or after the occurrence of any material change, change, event or state of facts including, without limitation, any act of the Agent related to the offering or continued offering of the Offered Securities for sale and any act taken by the Agent shall only be considered to have waived or be estoppel from exercising or relying upon any of their rights under or pursuant to paragraphs 7, 11 or 12 if such waiver or estoppel is in writing and specifically waives or estops such exercise or reliance.

14.	Exercise of Termination Right

Any termination pursuant to the terms of this Agreement shall be effected by notice in writing delivered to the Corporation prior to the Closing Time, provided that no termination shall discharge or otherwise affect any obligation of the Corporation under paragraphs 10, 15, 16, 17 or 18.  The rights of the Agent to terminate its obligations hereunder are in addition to, and without prejudice to, any other remedies it may have.

15.	Survival

It is understood that all representations and warranties herein or contained in certificates or documents submitted pursuant to or in connection with the transactions contemplated herein shall survive the payment for the Offered Securities and the termination of this Agreement and shall continue in full force and effect for the benefit of the Agent, the Subscribers and the Corporation for a period for two years from the date hereof.

16.	Indemnity

The Corporation (the “Indemnitor”) shall indemnify and save harmless the Agent and the Agent’s affiliates, shareholders, directors, officers, employees and agent (collectively the “Indemnified Parties”) from and against all actual or threatened claims, actions, suits, investigations and proceedings (collectively “Proceedings”) and all losses (other than loss of profits), expenses, fees, damages, obligations, payments and liabilities (collectively “Liabilities”) (including without limitation all statutory duties and obligations, all amounts paid to settle any action or to satisfy any judgment or award and all legal fees and disbursements actually incurred) to which one or more Indemnified Persons are subject or which one or more Indemnified Persons suffer or incur, now or any time hereafter, by reason of any event, act or omission in any way connected, directly or indirectly, with:

(a)
any information or statement contained in the Subscription Agreements, the Documents or the Public Record (other than any information or statement relating solely to the Agent and furnished to the Corporation by the Agent expressly for inclusion in the Subscription Agreements, the Documents or the Public Record), which is or is alleged to be untrue or any omission or alleged omission to provide any information or state any fact the omission of which makes or is alleged to make any such information or statement untrue or misleading in light of the circumstances in which it was made;

(b)
any misrepresentation or alleged misrepresentation (except a misrepresentation or alleged misrepresentation which is based upon information relating to the Agent and furnished to the Corporation by the Agent expressly for inclusion in the Subscription Agreements, the Documents or the Public Record) contained in the Subscription Agreements, the Documents or the Public Record;

(c)
any misrepresentation or alleged misrepresentation contained in any of the responses (excluding responses which comprise “forward looking” information) provided to the Agent or the Agent’s counsel by the Corporation or its directors, officers or employees pursuant to a written request for information made by the Agent or by the Agent’s counsel to the Corporation or otherwise provided in response to a request by the Agent in a context where the Corporation understood the Agent to be relying on such information in assessing the suitability of the offering of the Offered Securities;

(d)
any prohibition or restriction of trading in the securities of the Corporation or any prohibition or restriction affecting the distribution of the Offered Securities imposed by any competent authority if such prohibition or restriction is based on any misrepresentation or alleged misrepresentation of a kind referred to in subparagraph 16(b);

(e)
any order made or any inquiry, investigation (whether formal or informal) or other proceeding commenced or threatened by any one or more competent authorities (not based upon the activities or the alleged activities of the Agent or their banking or selling group members, if any) relating to or materially affecting the trading of the Common Shares (including the Common Shares issuable upon exercise of the Agent’s Warrants), or distribution of the Offered Securities;

(f)
any breach of, default under or non-compliance by the Corporation with any representation, warranty, term or condition of this Agreement, the Subscription Agreements or any requirement of Applicable Securities Laws; or

(g)	the exercise by any Subscriber of the Offered Securities of any contractual right or statutory right of rescission in connection with the purchase of the Offered Securities;

provided that in the event and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made or a regulatory authority in a final ruling from which no appeal can be made shall determine that such Proceedings or Liabilities resulted solely from the negligence, fraud or wilful misconduct of, or the violation of applicable laws by, the Indemnified Party claiming indemnity, this indemnity shall not apply.

The Corporation hereby waives its right to recover contribution from the Agent with respect to any liability of the Corporation by reason of or arising out of any misrepresentation in the Documents or the Public Record provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of or arising out of (i) any misrepresentation which is based upon information relating solely to the Agent contained in such document and furnished to the Corporation by the Agent expressly for inclusion in such document; or (ii) any failure by the Agent to provide to prospective purchasers of Offered Securities any document which the Corporation is required to provide to such prospective purchasers and which the Corporation has provided to the Agent to forward to such prospective purchasers.

The Corporation agrees that in case any legal proceeding or investigation shall be brought against or initiated against the Corporation by any governmental commission, regulatory authority, exchange, court or other authority and an Indemnified Party or other representative of the Agent shall be required to testify or respond to procedures designed to discover information regarding, in connection with or relating to the performance of professional services rendered to the Corporation by the Agent hereunder, the Corporation shall pay the Agent the reasonable costs (including an amount to reimburse the Agent for the time spent by their personnel in connection therewith on a normal per diem basis and out of pocket expenses) in connection therewith unless such proceedings or investigations shall be brought or initiated as a result of any negligence, fraud or any actions or inactions of the Agent, or any of their affiliates.

17.	Notice of Indemnity Claim

If any Proceeding is brought, instituted or threatened in respect of any Indemnified Party which may result in a claim for indemnification under this agreement, such Indemnified Party shall promptly after receiving notice thereof notify the Corporation of the nature of such claim, in writing, and the Corporation shall be entitled (but not required) to assume conduct of the defence thereof and retain counsel on behalf of the Indemnified Party who is reasonably satisfactory to the Indemnified Party, to represent the Indemnified Party in such Proceeding and the Corporation shall pay the fees and disbursements of such counsel and all other reasonable expenses of the Indemnified Party relating to such Proceeding as incurred.  Failure to so notify the Corporation shall not relieve the Corporation from liability except and only to the extent that the failure materially prejudices the Corporation.  If the Corporation assumes conduct of the defence for an Indemnified Party, the Indemnified Party shall fully cooperate in the defence including without limitation the provision of documents, appropriate officers and employees to give witness statements, attend examinations for discovery, make affidavits, meet with counsel, testify and divulge all information reasonably required to defend or prosecute the Proceedings.

In any such Proceeding the Indemnified Party shall have the right to employ separate counsel and to participate in the defence thereof if:

(a)
the Indemnified Party has been advised in writing by counsel that there may be a reasonable legal defence available to the Indemnified Party that is different from or in addition to those available to the Corporation or that a conflict of interest exists which makes representation by counsel chosen by the Corporation not advisable;

(b)	the Indemnitor has not assumed the defence of the Proceeding and employed counsel therefor reasonably satisfactory to the Indemnified Party within ten (10) days after receiving notice thereof; or

(c)	employment of such other counsel has been authorized by the Corporation;

in which event the reasonable fees and disbursements of such counsel (on a solicitor and his client basis) shall be paid by the Corporation.  It being understood, however, that the Corporation shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnified Parties.

No admission of liability and no settlement of any Proceeding shall be made by the Indemnitor without the consent of the Indemnified Parties affected, such consent not to be unreasonably withheld.  No admission of liability shall be made by an Indemnified Party without the consent of the Indemnitor, such consent not to be unreasonably withheld, and the Indemnitor shall not be liable for any settlement of any Proceeding made without its consent, such consent not to be unreasonably withheld.

18.	Right of Contribution

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Agreement is due in accordance with its terms but is (in whole or in part), for any reason, held by a court to be unavailable from the Corporation on ground of policy or otherwise, each of the Corporation and the party or parties seeking indemnification shall contribute to the aggregate Liabilities (or Proceedings in respect thereof) to which they may be subject or which they may suffer or incur:

(a)	in such proportion as is appropriate to reflect the relative benefit received by the Corporation on the one hand and by the Agent on the other hand from the offering of the Offered Securities; or

(b)
if the allocation provided by subparagraph (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in subparagraph (a) above but also to reflect the relative fault of the party or parties seeking indemnity, on the one hand, and the parties from whom indemnity is sought, on the other hand, in connection with the statement, omission, misrepresentation or alleged misrepresentation, order, inquiry, investigation or other matter or thing which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Corporation, on the one hand, and the Agent, on the other hand, shall be deemed to be in the same proportion that the total proceeds of the offering received by the Corporation (net of fees but before deducting expenses) bear to the fees received by the Agent.  The relative fault of the Corporation, on the one hand, and of the Agent, on the other hand, shall be determined by reference, among other things, to whether the misrepresentation or alleged misrepresentation, order, inquiry, investigation or other matter referred to in paragraph 16 hereof relates to information supplied or which ought to have been supplied by the Corporation or the Agent or steps taken or done or which ought to have been done by the Corporation or the Agent and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such misrepresentation or alleged misrepresentation, order, inquiry, investigation or other matter referred to in paragraph 16 hereof.

The amount paid or payable by the Indemnitor as a result of any Proceedings or Liabilities without limitation, include any legal or other expenses reasonably incurred by the Indemnified Person in connection with investigating or defending such liabilities, claims, demands, losses, costs, damages and expenses (or claims, actions, suits or proceedings in respect thereof), whether or not resulting in any action, suit, proceeding or claim.

The Corporation agrees that it would not be just and equitable if contributions pursuant to this Agreement were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraphs.

Any liability of the Agent under this paragraph 18 shall be limited to the amount of the cash fees paid to the Agent pursuant to paragraph 9 hereof.

The rights to indemnify and right of contribution provided in the foregoing paragraphs shall be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law or in equity.  Subject to the proviso following subparagraph 16(g), the Indemnitor waives all rights of contribution that it may have against any Indemnified Party relating to any Liability in respect of which the Indemnitor has agreed to indemnify the Indemnified Parties hereunder.

It is the intention of the Corporation to constitute the Agent as trustee for the Indemnified Parties for the purposes of paragraphs 16 to 18 inclusive and the Agent, shall be entitled, as trustee, to enforce such covenants on behalf of any other Indemnified Persons.

If any Proceeding is brought in connection with the transactions contemplated by this Agreement and the Agent is required to testify in connection therewith or is required to respond to procedures designed to discover information relating thereto, the Corporation shall pay to the Agent reasonable fees at the normal per diem rate for its directors, officers, employees and agent involved in preparation for and attendance at such Proceeding or in so responding, and any other reasonable costs and out-of-pocket expenses incurred by it in connection therewith will be paid by the Corporation as they are incurred, except in each case to the extent that such Proceeding is caused solely by or is the result of the negligence, fraud or wilful misconduct of, or violation of applicable laws by, an Indemnified Party.

The obligations under the indemnity and right of contribution provided herein shall apply whether or not the transactions contemplated by this Agreement are completed and shall survive the completion of the transactions contemplated under this Agreement and the termination of this Agreement.

19.	Notices

Any notice or other communication to be given hereunder shall, in the case of notice to be given to the Corporation, be addressed to:

Kodiak Energy, Inc.
Suite 460, 734 – 7th Avenue SW
Calgary, Alberta
T2P 3P6

Attention:	Mark Hlady
Chairman and Chief Executive Officer
Telecopy No :	(403) 513-2670

and a copy to:

Borden Ladner Gervais
1000 Canterra Tower, 400 – 3rd Avenue S.W.
Calgary, Alberta
T2P 4H2

Attention:	Bruce Lawrence
Telecopy No:	(403) 266-1395

and, in the case of notice to be given to the Agent, be addressed to:

Research Capital Corporation
199 Bay Street, Suite 4500
Commerce Court West, Box 368
Toronto, Ontario
M5L 1G2
Attention:	Gage Jull
Telecopy No.:	(416) 860-7614

and a copy to:

Stikeman Elliott LLP
4300 Bankers Hall West
888 – 3rd Street S.W.
Calgary, Alberta
T2P 5C5

Attention:	Stuart M. Olley
Telecopy No:	(403) 266-9034

or to such other address as the party may designate by notice given to the others. Each communication shall be personally delivered to the addressee or sent by facsimile transmission to the addressee, and:

(a)
a communication which is personally delivered shall, if delivered before 4:30 p.m. (Calgary time) on a Business Day, be deemed to be given and received on that day and, in any other case be deemed to be given and received on the first Business Day following the day on which it is delivered; and

(b)
a communication which is sent by facsimile transmission shall, if sent on a Business Day before 4:30 p.m. (Calgary time), be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first business day following the day on which it is sent.

20.	Restrictions of Offerings

The Corporation agrees that, prior to 120 days after the final Closing Date, it shall not, directly or indirectly, sell or offer to sell any Common Shares or other equity securities of the Corporation, or otherwise issue, lend, transfer or dispose of any securities exchangeable, convertible or exercisable into Common Shares, or announce any intention to do any of the foregoing without the prior written consent of the Agent, which consent shall not be unreasonably withheld provided that the foregoing shall not apply to: iv) Common Shares issued upon exercise of outstanding stock options or warrants; and v) grants of options to acquire Common Shares.

21.	Alternative Transaction

The Corporation agrees that in the event that the offering of Offered Securities as contemplated hereby is not completed due to the Corporation deciding in its sole and absolute discretion not to proceed with such offering, and following the termination of this Agreement, the Corporation enters into a binding agreement in respect of, or makes a public announcement in respect of, an Alternative Transaction, then the Corporation shall, forthwith, to the extent not already paid, pay such expenses of the Agent pursuant to paragraph 10 hereof and the corporate finance fee and cash commission to the Agent pursuant to subparagraphs 9(a)(i) and 9(a)(ii) hereunder, that would be payable hereunder in respect of the completion of the offering of Offered Securities in its entirety, as contemplated hereby.  The corporate finance fee, commission and any unpaid expenses payable pursuant to subparagraphs 9(a)(i), 9(a)(ii) and paragraph 10 hereof, respectively, shall be payable immediately following completion of the Alternative Transaction. For greater certainty, in the event that this Agreement is terminated by the Agent and the Corporation subsequently enters into a binding agreement in respect of, or makes a public announcement in respect of, an Alternative Transaction, the Corporation shall have no obligation to pay the corporate finance fee and commission payable pursuant to subparagraphs 9(a)(i) and 9(a)(ii) hereunder, respectively, or to grant the Agent’s Warrants.

22.	Rights of First Refusal

In the event that within 18 months after the completion of the sale of the Offered Securities the Corporation proposes to undertake a merger, acquisition or similar transaction involving the sale of all or substantially all of the assets or common shares of the Corporation, the Corporation will retain the Agent as its sole financial advisor and exclusive agent to advise in the completion of such transaction, subject to agreeing on mutually acceptable fee arrangements.  The terms and conditions relating to any such services will be outlined in a separate agreement and the fees for such services will be in addition to the corporate finance fee and cash commission payable pursuant to subparagraphs 9(a)(i) and 9(a)(ii) hereunder, will be negotiated separately and in good faith and will be consistent with fees paid to investment bankers in North America for similar services in connection with similar transactions.  The Corporation agrees not to engage any other party for the services described in this paragraph without first complying with the provisions of this paragraph 22 or obtaining the prior written consent of the Agent.

The Corporation agrees that for a period of 18 months following the final Closing Date, the Corporation will offer to the Agent (for a period of 10 Business Days) a right of first refusal to provide lead agent or primary investment banking services, as the case may be, to the Corporation or any of its subsidiaries, and any successor entity to the Corporation’s business or assets by reorganization (such as, but not limited to, an income trust) relating to any equity or debt, or equity or debt related, financing involving a distribution to the public in Canada.  The terms and conditions relating to any such services will be outlined in a separate engagement letter, underwriting or agency agreement and the fees for such services will be in addition to the corporate finance fee and cash commission payable pursuant to subparagraphs 9(a)(i) and 9(a)(ii) hereunder, will be negotiated separately and in good faith and will be consistent with fees paid to investment bankers in North America for similar services in connection with similar transactions.  The Corporation agrees not to engage any other party for the services described in this paragraph without first complying with the provisions of this paragraph 20 or obtaining the prior written consent of the Agent.

The Corporation agrees to cooperate with Morgarten Financial Services Inc. of Zurich, Switzerland in seeking investors to any equity or debt, or equity or debt related financing of the Corporation involving a distribution to the public in Canada as per the preceding paragraph, on terms and conditions negotiated between the Agent and Mortgarten Financial Services Inc. at such time.  On the condition that Morgarten Financial Services Inc. makes reciprocal invitations to the Agent, the Agent will invite Morgarten Financial Services Inc. to participate in any equity or debt, or equity or debt related financing of the Corporation involving a distribution to the public in Europe, on terms and conditions negotiated between the Agent and Morgarten Financial Services Inc. at such time.

23.	Relationship between the Corporation and the Agent

The Corporation: b) acknowledges and agrees that the Agent have certain statutory obligations as a registrant under the Applicable Securities Laws and have fiduciary relationships with their clients; and c) consents to the Agent acting hereunder while continuing to act for its clients.  To the extent that the Agent’s statutory obligations as a registrant under Applicable Securities Laws or fiduciary relationships with its clients conflicts with its obligations hereunder, the Agent shall be entitled to fulfil its statutory obligations as a registrant under Applicable Securities Laws and its duties to its clients. Nothing in this Agreement shall be interpreted to prevent the Agent from fulfilling its statutory obligations as a registrant under Applicable Securities Laws or to act as a fiduciary of its clients.

24.	Severance

If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

25.	Trust

The Corporation acknowledges and agrees that it is the intention of the parties hereto and the Corporation that each of the Subscribers be entitled to rely on the representations, warranties, terms, conditions and covenants of the Corporation contained herein (save and except as waived in whole or in part by the Agent pursuant to this Agreement).

26.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.  The parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of Alberta with respect to any matters arising out of this Agreement and agree to be bound by any suit, action or proceeding commenced in such courts and by any order or judgment resulting from such suit, action or proceeding.  Each of the parties hereto irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

27.	Time of the Essence

Time is of the essence of this Agreement.

28.	Counterpart Execution

This Agreement may be executed in one or more counterparts each of which so executed shall constitute an original and all of which together shall constitute one and the same Agreement.

29.	Entire Agreement

It is understood that the terms and conditions of this Agreement supersede any previous verbal or written agreement between the Agent and the Corporation in respect of the offer for sale by the Corporation of Offered Securities, including the letter agreement dated August 17, 2007 between the Corporation and the Agent.

If the foregoing is in accordance with your understanding and is agreed to by you, please confirm your acceptance by signing the enclosed copies of this letter at the place indicated and returning same to the Agent.

RESEARCH CAPITAL CORPORATION

Per:

ACCEPTED AND AGREED to as of the 28th day of September, 2007.
KODIAK ENERGY, INC.
By:
Mark Hlady, Chairman and Chief Executive Officer

SCHEDULE “A“

FORM OF AGENT’S WARRANTS